Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Partners

OCI Partners LP:

We consent to the incorporation by reference in the registration statement on Form S-8 of OCI Partners LP of our report dated September 23, 2013 with respect to the balance sheet of OCI Partners LP as of September 18, 2013, which report appears in the registration statement on Form S-1 (No. 333-189350), as amended, of OCI Partners LP dated September 23, 2013.

/s/ KPMG LLP

Houston, Texas

October 16, 2013